Exhibit 23.2

                      [KPMG Letterhead]

               CONSENT OF INDEPENDENT AUDITORS

     We consent to the use of our reports dated January 27, 1999, appearing on page 21 of CBS Corporation's Form 10-K/A and page 55 of CBS Corporation's Form 10-K for the year ended December 31, 1998, incorporated by reference in this Registration Statement of CBS Corporation.


/s/  KPMG LLP
KPMG LLP
New York, New York
February 14, 2000